Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of USA Rare Earth, Inc. of our report dated November 28, 2025, relating to the consolidated financial statements of Texas Mineral Resources Corp. as of and for the years ended August 31, 2025 and 2024, appearing in the Proxy Statement/Prospectus on Form S-4.

We also consent to the reference of our firm under the heading Experts in such Proxy Statement/Prospectus.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

May 13, 2026